   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 31, 1997

                                                      REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                              -------------------

                          FLEET FINANCIAL GROUP, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                            RHODE ISLAND                                         05-0341324
   (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)      (I.R.S. EMPLOYER IDENTIFICATION
                                                                                    NO.)

                               ONE FEDERAL STREET
                          BOSTON, MASSACHUSETTS 02110
                                 (617) 292-2000
 (ADDRESS INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF THE
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                          WILLIAM C. MUTTERPERL, ESQ.
                   SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                          FLEET FINANCIAL GROUP, INC.
                               One Federal Street
                          Boston, Massachusetts 02110
                                 (617) 292-2000
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                           --------------------------

                                    COPY TO:

                            LAURA N. WILKINSON, ESQ.
                                EDWARDS & ANGELL
                            One Hospital Trust Plaza
                         Providence, Rhode Island 02903
                                 (401) 274-9200

    Approximate date of commencement of proposed sale to the public: At such time or times as may be determined by the Selling Stockholders after this Registration Statement becomes effective.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registrations statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                        CALCULATION OF REGISTRATION FEE

                                                            PROPOSED MAXIMUM    PROPOSED MAXIMUM
       TITLE OF EACH CLASS OF              AMOUNT TO         OFFERING PRICE        AGGREGATE           AMOUNT OF
     SECURITIES TO BE REGISTERED         BE REGISTERED        PER SHARE(1)     OFFERING PRICE(1)    REGISTRATION FEE
Common Stock, par value $0.01 per
  share..............................    93,168 shares           $73.09          $6,810,021.79         $2,008.96

(1) Estimated solely for the purpose of calculating the registration fee, in accordance with Rule 457(c), on the basis of the average of the high and low sales prices of the Common Stock on December 30, 1997, as reported on the New York Stock Exchange composite tape.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

PROSPECTUS

                                 93,168 SHARES

                                     [LOGO]

                                  COMMON STOCK

                                 $.01 PAR VALUE

                               ------------------

    This Prospectus relates to 93,168 shares of Common Stock, $.01 par value, including the associated preferred share purchase rights (the "Common Stock"), of Fleet Financial Group, Inc. ("Fleet") purchased or which may be purchased by
H. James Field, Jr. and Scott B. Laurans (the "Selling Stockholders") pursuant to convertible promissory notes (the "Notes") granted in exchange for 35,000 shares of the issued and outstanding common stock of The Providence Group Investment Advisory Company, a Rhode Island corporation ("Providence Group"). Specific information as to the Selling Stockholders may be found on page 4 of this Prospectus. Fleet believes that said 93,168 shares of Common Stock may be offered from time to time publicly by the Selling Stockholders through one or more transactions on a national securities exchange, in the over-the-counter market or through one or more brokers. The shares will be offered at prices prevailing at the time of sale. On December 30, 1997, the last reported sale price of the Common Stock as reported on the New York Stock Exchange composite tape was $73.313 per share.

    The Selling Stockholders and anyone effecting sales on behalf of the Selling Stockholders may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and commissions or discounts given may be regarded as underwriting commissions or discounts under the Securities Act.

    Fleet will not receive any of the proceeds from sales by the Selling Stockholders.

                            ------------------------

THE SHARES OF COMMON STOCK OFFERED HEREBY ARE NOT SAVINGS OR DEPOSIT ACCOUNTS
   AND ARE NOT INSURED BY THE SAVINGS ASSOCIATION INSURANCE FUND OR THE
      BANK INSURANCE FUND OF THE FDIC OR BY ANY OTHER
                                        GOVERNMENTAL AGENCY.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
     EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
        SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
              COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY
                   OF THIS PROSPECTUS. ANY REPRESENTATION TO
                         THE CONTRARY IS A CRIMINAL
                                    OFFENSE.
                            ------------------------

                The date of this Prospectus is           , 1998.

           CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

    Certain statements contained in or incorporated by reference in this Prospectus may be considered "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. These statements relate to future operating results of Fleet, including certain projections and business trends of Fleet. Actual results may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to those risks and uncertainties detailed from time to time in the filings of Fleet with the Securities and Exchange Commission (the "Commission").

                             AVAILABLE INFORMATION

    Fleet is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Commission. Proxy statements, reports and other information concerning Fleet can be inspected and copied at the Commission's office at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and the Commission's Regional Offices in New York (Suite 1300, Seven World Trade Center, New York, New York 10048) and Chicago (Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661), and copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates or by accessing the Commission's World Wide Web site at http://www.sec.gov. The Common Stock is listed on the New York Stock Exchange, Inc. (the "NYSE"). Reports, proxy material and other information concerning Fleet also may be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005. This Prospectus does not contain all the information set forth in the Registration Statement and Exhibits thereto which Fleet has filed with the Commission under the Securities Act, which may be obtained from the Public Reference Section of the Commission at its principal office at 450 Fifth Street, N.W., Washington, D.C. 20549, upon payment of the prescribed fees, and to which reference is hereby made.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents filed with the Commission by Fleet are incorporated in this Prospectus by reference:

        1. Annual Report on Form 10-K for the year ended December 31, 1996.

        2. Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997.

        3. Current Reports on Form 8-K dated January 15, 1997, February 4, 1997, April 16, 1997, July 16, 1997, October 15, 1997, November 10, 1997
           and December 10, 1997.

        4. The description of the Common Stock contained in a Registration Statement filed by Industrial National Corporation (predecessor to Fleet) on Form 8-B dated May 29, 1970, and any amendment or report filed for the purpose of updating such description.

        5. The description of the Preferred Share Purchase Rights contained in Fleet's Registration Statement on Form 8-A dated November 29, 1990, and any amendment or report filed for the purpose of updating such description.

    Such incorporation by reference shall not be deemed to specifically incorporate by reference the information referred to in Item 402(a)(8) of Regulation S-K.

    All documents filed with the Commission by Fleet pursuant to Sections 13, 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Common Stock offered hereby are incorporated herein by reference and such documents shall be deemed to be a part hereof from the date of filing of such documents. Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

    ANY PERSON RECEIVING A COPY OF THIS PROSPECTUS MAY OBTAIN, WITHOUT CHARGE, UPON WRITTEN OR ORAL REQUEST, A COPY OF ANY OF THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN (OTHER THAN THE EXHIBITS TO SUCH DOCUMENTS). WRITTEN REQUESTS SHOULD BE MAILED TO INVESTOR RELATIONS DEPARTMENT, FLEET FINANCIAL GROUP, INC., ONE FEDERAL STREET, BOSTON, MASSACHUSETTS 02110. TELEPHONE REQUESTS MAY BE DIRECTED TO (617) 346-4000.

                          FLEET FINANCIAL GROUP, INC.

    Fleet is a diversified financial services company organized under the laws of the State of Rhode Island. At September 30, 1997, Fleet was the 12th largest bank holding company in the United States, with total assets of $83.6 billion, total deposits of $62.9 billion and stockholders' equity of $7.2 billion.

    Fleet is engaged in a general consumer and commercial banking and investment management business throughout the states of Connecticut, Massachusetts, New Jersey, New York, Rhode Island, Maine, New Hampshire and Florida through its five banking subsidiaries, and also provides, through its nonbanking subsidiaries, a variety of financial services, including mortgage banking, asset-based lending, consumer finance, real estate financing, securities brokerage services, capital markets services and investment banking, investment advice and management, data processing and student loan servicing.

    The principal office of Fleet is located at One Federal Street, Boston, Massachusetts 02110, telephone number (617) 346-4000.

                                USE OF PROCEEDS

    The net proceeds from the sale of the Common Stock will be received by the Selling Stockholders. Fleet will not receive any of the proceeds from any sale of Common Stock by the Selling Stockholders.

                              SELLING STOCKHOLDERS

    The following table sets forth information regarding the beneficial ownership of Common Stock by the Selling Stockholders as of the date of this Prospectus and as adjusted to reflect the sale of the shares of Common Stock offered hereby. Unless otherwise indicated, each of the Selling Stockholders has sole voting and investment power with respect to the shares beneficially owned. Messrs. Field and Laurans currently serve as directors and as Chairman and President, respectively, of Providence Group, an indirect subsidiary of Fleet. Mr. Field is also a director of Fleet National Bank and Fleet Trust and Investment Services Company, National Association, each of which is a wholly owned subsidiary of Fleet.

                                                           SHARES BENEFICIALLY                     SHARES BENEFICIALLY
                                                           OWNED PRIOR TO THE                        OWNED AFTER THE
                                                                OFFERING          SHARES BEING          OFFERING
                                                         -----------------------   SOLD IN THE   -----------------------
                  SELLING STOCKHOLDER                      TOTAL       PERCENT      OFFERING       TOTAL       PERCENT
-------------------------------------------------------  ----------  -----------  -------------  ----------  -----------
H. James Field, Jr.....................................                   *            46,584                     *
Scott B. Laurans.......................................                   *            46,584                     *

------------------------

* Less than 1%

                              PLAN OF DISTRIBUTION

    The shares of Common Stock offered hereby may be sold from time to time by the Selling Stockholders for their own accounts. Fleet will receive none of the proceeds from this offering. Fleet has agreed to bear all of the expenses in connection with the registration of the Common Stock.

    Any distribution of the Common Stock by the Selling Stockholders, or by the Selling Stockholders' pledgees, donees, transferees or other successors in interest, may be effected from time to time in one or more of the following transactions: (a) through underwriters who will acquire the Common Stock for their own account and resell them in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale (any public offering price and any discount or concessions allowed or reallowed or paid to dealers may be changed from time to time); (b) through brokers, acting as principal or agent, in transactions (which may involve block transactions) on the NYSE or on one or more exchanges on which the Common Stock is then listed, in special offerings, exchange distributions pursuant to the rules of the applicable exchanges or in the over-the-counter market, or otherwise, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices; (c) directly or through brokers or agents in private sales at negotiated prices; or (d) by any other legally available means.

    The Selling Stockholders and such underwriters, brokers, dealers, or agents, upon effecting a sale of the Common Stock, may be considered "underwriters" as that term is defined by the Securities Act.

    Underwriters participating in any offering made pursuant to this Prospectus (as amended or supplemented from time to time) may receive underwriting discounts and commissions, discounts or concessions may be allowed or reallowed or paid to dealers, and brokers or agents participating in such transaction may receive brokerage or agent's commissions or fees.

    In order to comply with the securities laws of certain states, if applicable, the Common Stock will be sold in such jurisdictions, if required, only through registered or licensed brokers or dealers. In addition, in certain states the Common Stock may not be sold unless the Common Stock has been registered or qualified for sale in such state or an exemption from registration or qualification is available.

    Fleet will inform the Selling Stockholders that the anti-manipulation rules under the Exchange Act may apply to sales in the market and will furnish a copy of such rules to the Selling Stockholders upon request. Fleet will also inform the Selling Stockholders of the need for delivery of copies of this Prospectus.

                                    EXPERTS

    The consolidated financial statements of Fleet incorporated by reference in Fleet's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, incorporated by reference herein (and elsewhere in the Registration Statement) have been incorporated by reference herein (and elsewhere in the Registration Statement) in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, and upon the authority of said firm as experts in accounting and auditing.

                                 LEGAL MATTERS

    Certain legal matters in connection with the shares of Common Stock offered hereby will be passed upon for Fleet by Edwards & Angell, Providence, Rhode Island. V. Duncan Johnson, a partner of Edwards & Angell, is a director of Fleet National Bank, a wholly owned subsidiary of Fleet, and beneficially owns 4,052 shares of Common Stock.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY FLEET. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCE CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF FLEET SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY STATE IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                              -------------------

                               TABLE OF CONTENTS

                                                   PAGE
                                                 ---------
                  PROSPECTUS

Cautionary Statement Concerning Forward-Looking
  Statements...................................          2

Available Information..........................          2

Incorporation of Certain Documents by
  Reference....................................          2

Fleet Financial Group, Inc. ...................          4

Use of Proceeds................................          4

Selling Stockholders...........................          4

Plan of Distribution...........................          4

Experts........................................          5

Legal Matters..................................          5

                                 93,168 SHARES

                                     [LOGO]

                                FLEET FINANCIAL
                                  GROUP, INC.
                                   ----------
                                  COMMON STOCK
                                   PROSPECTUS
                               -----------------

                                          , 1998

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The expenses in connection with the issuance and distribution of the securities being registered other than underwriting compensation are:

Filing Fee for Registration
 Statement...........................                $   2,009
Legal Fees and Expenses..............                    5,000
Accounting Fees and Expenses.........                      500
Printing and Engraving Fees..........                    5,000
Miscellaneous........................                      491
                                                      --------
                                                     $  13,000
                                                      --------
                                                      --------

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    The Registrant's By-laws provide for indemnification to the extent permitted by Section 7-1.1-4.1 of the Rhode Island Business Corporation Law. Such section, as adopted by the By-laws, requires the Registrant to indemnify directors, officers, employees or agents against judgments, fines, reasonable costs, expenses and counsel fees paid or incurred in connection with any proceeding to which such director, officer, employee or agent or his legal representative may be a party (or for testifying when not a party) by reason of his being a director, officer, employee or agent, provided that such director, officer, employee or agent shall have acted in good faith and shall have reasonably believed (a) if he was acting in his official capacity that his conduct was in the Registrant's best interests, (b) in all other cases that his conduct was at least not opposed to its best interests, and (c) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. The Registrants's By-laws provide that such rights to indemnification are contract rights and that the expenses incurred by an indemnified person shall be paid in advance of a final disposition of any proceeding, provided, however, that if required under applicable law, such person must deliver a written affirmation that he has met the standards of care required under such provisions to be entitled to indemnification and provides an undertaking by or on behalf of such person to repay all amounts advanced if it is ultimately determined that such person is not entitled to indemnification. With respect to possible indemnification of directors, officers and controlling persons of the Registrant for liabilities arising under the Securities Act of 1933 (the "Act") pursuant to such provisions, the Registrant is aware that the Securities and Exchange Commission has publicly taken the position that such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

ITEM 16. EXHIBITS.

     4(a)  --Stock Purchase Agreement between H. James Field, Jr. and Fleet National Bank dated January 15, 1997.
     4(b)  --Stock Purchase Agreement between Scott B. Laurans and Fleet National Bank dated
             January 15, 1997.
     4(c)  --Restated Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 1 of Fleet's Registration Statement on Form 8-A dated February 27,
             1996).
     4(d)  --Bylaws of the Registrant (incorporated by reference to Exhibit 2 of Fleet's
             Registration Statement on Form 8-A dated February 27, 1996).

     4(e)  --Rights Agreement dated as of November 21, 1990 between the Registrant and Fleet
             National Bank, as amended by a First Amendment thereto dated as of March 28, 1991 and a Second Amendment thereto dated as of July 12, 1991 and a Third Amendment thereto dated as of February 20, 1995 (incorporated by reference to Exhibit 1 to the Registrant's Current Report on Form 8-K dated November 21, 1990, Exhibits
             4(a) and 4(b) to the Registrant's Current Report on Form 8-K dated March 28, 1991 and Exhibit 99.3 to the Registrant's Current Report on Form 8-K dated February
             20, 1995).
     5     --Opinion of Edwards & Angell as to legality.
    23(a)  --Consent of KPMG Peat Marwick LLP.
    23(b)  --Consent of Edwards & Angell (included in Exhibit 5).
    24     --Power of Attorney of certain officers and directors (included on signature pages).

ITEM 17. UNDERTAKINGS.

    The Undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 unless the information required to be included in such post-effective amendment is contained in a periodic report filed with or furnished to the Commission by the Registrant pursuant to
         Section 13 or Section 15(d) of the Securities Exchange Act of 1934 and incorporated herein by reference;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement unless the information required to be included in such post-effective amendment is contained in a periodic report filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 and incorporated herein by reference. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof; and

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to Item 15 of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling persons in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

    The undersigned registrant hereby undertakes that:

    (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

    (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-3 and has duly caused this Form S-3 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Boston, and Commonwealth of Massachusetts, on December 31, 1997.

                                FLEET FINANCIAL GROUP, INC.

                                By:             /s/ TERRENCE MURRAY
                                      ----------------------------------------
                                                  TERRENCE MURRAY
                                        CHAIRMAN AND CHIEF EXECUTIVE OFFICER

    Each person whose signature appears below hereby constitutes and appoints the Chairman and Chief Executive Officer, the Vice Chairman and Chief Financial Officer or the Secretary, or any of them, acting alone, as his true and lawful attorney-in-fact, with full power and authority to execute in the name, place and stead of each such person in any and all capacities and to file, an amendment or amendments to the Registration Statement (and all exhibits thereto) and any documents relating thereto, which amendments may make such changes in the Registration Statement as said officer or officers so acting deem(s) advisable.

    Pursuant to the requirements of the Securities Act of 1933, this Form S-3 Registration Statement has been signed by the following persons in the capacities indicated on December 31, 1997.

                      SIGNATURE                        TITLE
-----------------------------------------------------
                 /s/ TERRENCE MURRAY                   Chairman, Chief Executive
     ------------------------------------------          Officer and Director
                   TERRENCE MURRAY

                /s/ EUGENE M. MCQUADE                  Vice Chairman and
     ------------------------------------------          Chief Financial Officer
                  EUGENE M. MCQUADE

               /s/ ROBERT C. LAMB, JR.                 Controller
     ------------------------------------------
                 ROBERT C. LAMB, JR.

                   /s/ JOEL ALVORD                     Director
     ------------------------------------------
                     JOEL ALVORD

               /s/ WILLIAM BARNET, III                 Director
     ------------------------------------------
                 WILLIAM BARNET, III

                /s/ BRADFORD R. BOSS                   Director
     ------------------------------------------
                  BRADFORD R. BOSS

                /s/ STILLMAN B. BROWN                  Director
     ------------------------------------------
                  STILLMAN B. BROWN

             /s/ PAUL J. CHOQUETTE, JR.                Director
     ------------------------------------------
               PAUL J. CHOQUETTE, JR.

                      SIGNATURE                        TITLE
-----------------------------------------------------
                 /s/ JOHN T. COLLINS                   Director
     ------------------------------------------
                   JOHN T. COLLINS

                /s/ JAMES F. HARDYMON                  Director
     ------------------------------------------
                  JAMES F. HARDYMON

                /s/ ROBERT M. KAVNER                   Director
     ------------------------------------------
                  ROBERT M. KAVNER

               /s/ RAYMOND C. KENNEDY                  Director
     ------------------------------------------
                 RAYMOND C. KENNEDY

                /s/ ROBERT J. MATURA                   Director
     ------------------------------------------
                  ROBERT J. MATURA

                 /s/ ARTHUR C. MILOT                   Director
     ------------------------------------------
                   ARTHUR C. MILOT

               /s/ THOMAS D. O'CONNOR                  Director
     ------------------------------------------
                 THOMAS D. O'CONNOR

               /s/ MICHAEL B. PICOTTE                  Director
     ------------------------------------------
                 MICHAEL B. PICOTTE

                  /s/ LOIS D. RICE                     Director
     ------------------------------------------
                    LOIS D. RICE

                 /s/ JOHN R. RIEDMAN                   Director
     ------------------------------------------
                   JOHN R. RIEDMAN

                 /s/ THOMAS M. RYAN                    Director
     ------------------------------------------
                   THOMAS M. RYAN

                 /s/ SAMUEL O. THIER                   Director
     ------------------------------------------
                   SAMUEL O. THIER

                /s/ PAUL R. TREGURTHA                  Director
     ------------------------------------------
                  PAUL R. TREGURTHA